Exhibit 99.1

For Immediate Release
May 3, 2018

TCG BDC, Inc. Announces First Quarter 2018 Financial Results and Declares Second Quarter 2018 Dividend of $0.37 Per Share

New York - TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its first quarter ended March 31, 2018.

Selected Financial Highlights

(dollar amounts in thousands, except per share data)	March 31, 2018	December 31, 2017
Total investments, at fair value	$1,913,459	$1,967,531
Total assets	1,990,655	2,021,383
Total debt and notes payable	798,968	833,946
Total net assets	$1,131,857	$1,127,304
Net assets per share	$18.09	$18.12

	For the three month periods ended
	March 31, 2018	December 31, 2017
Total investment income	$47,483	$49,510
Net investment income (loss)	25,130	26,516
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(4,041)	467
Net increase (decrease) in net assets resulting from operations	$21,089	$26,983

Basic and diluted per weighted-average common share:
Net investment income (loss)	$0.40	$0.43
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(0.06)	0.01
Net increase (decrease) in net assets resulting from operations	$0.34	$0.44
Weighted-average shares of common stock outstanding—Basic and Diluted	62,504,465	62,143,344
Dividends declared per common share	$0.37	$0.49

First Quarter 2018 Highlights
(dollar amounts in thousands, except per share data)

•	On May 2, 2018, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on July 17, 2018 to stockholders of record as of June 29, 2018;

•	Net investment income for the three month period ended March 31, 2018 was $25,130, or $0.40 per share, as compared to $26,516, or $0.43 per share, for the three month period ended December 31, 2017;

•
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments for the three month period ended March 31, 2018 was $(4,041), or $(0.06) per share, as compared to $467, or $0.01 per share, for the three month period ended December 31, 2017; and

•
Net increase in net assets resulting from operations for the three month period ended March 31, 2018 was $21,089, or $0.34 per share, as compared to $26,983, or $0.44 per share, for the three month period ended December 31, 2017.

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Portfolio and Investment Activity
(dollar amounts in thousands, except per share data, unless otherwise noted)

As of March 31, 2018, the fair value of our investments was approximately $1,913,459, comprised of 104 investments in 87 portfolio companies/investment fund across 28 industries with 56 sponsors. This compares to the Company’s portfolio as of December 31, 2017, as of which date the fair value of our investments was approximately $1,967,531, comprised of 107 investments in 90 portfolio companies/investment fund across 28 industries with 57 sponsors.
As of March 31, 2018 and December 31, 2017, investments consisted of the following:

	March 31, 2018		December 31, 2017
Type—% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
First Lien Debt (excluding First Lien/Last Out)	$1,242,310	64.92%	$1,293,641	65.75%
First Lien/Last Out Unitranche	233,564	12.21	237,635	12.08
Second Lien Debt	217,707	11.38	246,233	12.51
Equity Investments	18,812	0.98	17,506	0.89
Investment Fund	201,066	10.51	172,516	8.77
Total	$1,913,459	100.00%	$1,967,531	100.00%

The following table shows our investment activity for the three month period ended March 31, 2018:

	Funded		Sold/Repaid
Principal amount of investments:	Amount	% of Total	Amount	% of Total
First Lien Debt (excluding First Lien/Last Out)	$65,783	54.39%	$(117,619)	68.38%
First Lien/Last Out Unitranche	1,231	1.02	(394)	0.23
Second Lien Debt	25,582	21.15	(53,990)	31.39
Equity Investments	500	0.41	—	—
Investment Fund	27,850	23.03	—	—
Total	$120,946	100.00%	$(172,003)	100.00%

Overall, total investments at fair value decreased by 2.7%, or $54,072, during the three month period ended March 31, 2018 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation).

Total investments at fair value held by Middle Market Credit Fund (“Credit Fund”) increased by 10.7%, or $105,575, during the three month period ended March 31, 2018 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation). As of March 31, 2018, Credit Fund had total investments at fair value of $1,090,348, which was comprised 99.4% of first lien senior secured loans and 0.6% of second lien senior secured loans at fair value. All investments in the Credit Fund portfolio were floating rate debt investments with interest rate floors.

As of March 31, 2018, the weighted average yields for our first and second lien debt investments on an amortized cost basis were 9.01% and 10.82%, respectively, with a total weighted average yield of 9.24%. Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of March 31, 2018. As of March 31, 2018, on a fair value basis, approximately 0.8% of our debt investments bear interest at a fixed rate and approximately 99.2% of our debt investments bear interest at a floating rate, which primarily are subject to interest rate floors.
As part of the monitoring process, our Investment Adviser has developed risk policies pursuant to which it regularly assesses the risk profile of each of our debt investments and rates each of them based on the following categories, which we refer to as “Internal Risk Ratings”:

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Internal Risk Ratings Definitions

Rating	Definition
1	Performing—Low Risk: Borrower is operating more than 10% ahead of the base case.

2	Performing—Stable Risk: Borrower is operating within 10% of the base case (above or below). This is the initial rating assigned to all new borrowers.

3	Performing—Management Notice: Borrower is operating more than 10% below the base case. A financial covenant default may have occurred, but there is a low risk of payment default.

4
Watch List: Borrower is operating more than 20% below the base case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default.

5
Watch List—Possible Loss: Borrower is operating more than 30% below the base case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible.

6
Watch List—Probable Loss: Borrower is operating more than 40% below the base case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower’s situation are sufficiently negative that impairment of some or all principal is probable.

Our Investment Adviser’s risk rating model is based on evaluating portfolio company performance in comparison to the base case when considering certain credit metrics including, but not limited to, adjusted EBITDA and net senior leverage as well as specific events including, but not limited to, default and impairment.
Our Investment Adviser monitors and, when appropriate, changes the investment ratings assigned to each debt investment in our portfolio. In connection with our quarterly valuation process, our Investment Adviser reviews our investment ratings on a regular basis. The following table summarizes the Internal Risk Ratings of our debt portfolio as of March 31, 2018 and December 31, 2017:

	March 31, 2018		December 31, 2017
	Fair Value	% of Fair Value	Fair Value	% of Fair Value
(dollar amounts in millions)
Internal Risk Rating 1	$66.3	3.91%	$73.7	4.15%
Internal Risk Rating 2	1,324.3	78.20	1,399.6	78.74
Internal Risk Rating 3	142.1	8.39	170.2	9.57
Internal Risk Rating 4	134.6	7.95	103.3	5.81
Internal Risk Rating 5	26.3	1.55	30.7	1.73
Internal Risk Rating 6	—	—	—	—
Total	$1,693.6	100.00%	$1,777.5	100.00%

As of March 31, 2018 and December 31, 2017, the weighted average Internal Risk Rating of our debt investment portfolio was 2.3 and 2.2, respectively.

Consolidated Results of Operations
(dollar amounts in thousands, except per share data)

Total investment income for the three month periods ended March 31, 2018 and December 31, 2017 was $47,483 and $49,510, respectively. This $2,027 net decrease was primarily due to a decrease in interest income and other income from our debt portfolio and a decrease in interest income from Credit Fund, partially offset by an increase in dividend income from Credit Fund, during the three month period ended March 31, 2018.

Total expenses for the three month periods ended March 31, 2018 and December 31, 2017 were $22,353 and $22,994, respectively. This $641 net decrease during the three month period ended March 31, 2018 was primarily attributable to a decrease in management fees as a result of an decrease in investments, a decrease in incentive fees, and a decrease in professional fees.

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During the three month period ended March 31, 2018, the Company recorded a net realized loss and change in unrealized depreciation of $(4,041). This was primarily due to net change in unrealized depreciation on our debt investments from changes in various inputs utilized under our valuation methodology, including, but not limited to, market spreads, leverage multiples and borrower ratings, and the impact of exits.

Liquidity and Capital Resources
(dollar amounts in thousands, except per share data)

As of March 31, 2018, the Company had cash and cash equivalents of $45,610, notes payable (before debt issuance costs) of $273,000, and secured borrowings outstanding of $527,865. As of March 31, 2018, the Company had $285,135 of remaining commitments and $178,258 available for additional borrowings on its revolving credit facilities, subject to leverage and borrowing base restrictions.

Dividend

On May 2, 2018, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on July 17, 2018 to stockholders of record as of June 29, 2018.

Conference Call

The Company will host a conference call at 8:00 a.m. EDT on Friday, May 4, 2018 to discuss these quarterly financial results. The call and webcast will be available on the TCG BDC website at tcgbdc.com. The call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing “TCG BDC Financial Results Call.” The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live call for 21 days.

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollar amounts in thousands, except per share data)

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Investments, at fair value
Investments—non-controlled/non-affiliated, at fair value (amortized cost of $1,704,235 and $1,782,488, respectively)	$1,695,287	$1,779,584
Investments—non-controlled/affiliated, at fair value (amortized cost of $16,516 and $16,273, respectively)	17,106	15,431
Investments—controlled/affiliated, at fair value (amortized cost of $200,101 and $172,251, respectively)	201,066	172,516
Total investments, at fair value (amortized cost of $1,920,852 and $1,971,012, respectively)	1,913,459	1,967,531
Cash and cash equivalents	45,610	32,039
Receivable for investment sold	14,925	7,022
Deferred financing costs	3,441	3,626
Interest receivable from non-controlled/non-affiliated investments	6,163	5,066
Interest and dividend receivable from controlled/affiliated investments	6,630	5,981
Prepaid expenses and other assets	235	76
Total assets	$1,990,655	$2,021,383
LIABILITIES
Secured borrowings	$527,865	$562,893
2015-1 Notes payable, net of unamortized debt issuance costs of $1,897 and $1,947, respectively	271,103	271,053
Payable for investments purchased	16,919	9,469
Due to Investment Adviser	104	69
Interest and credit facility fees payable	5,513	5,353
Dividend payable	23,150	30,481
Base management and incentive fees payable	12,552	13,098
Administrative service fees payable	125	95
Other accrued expenses and liabilities	1,467	1,568
Total liabilities	858,798	894,079

NET ASSETS
Common stock, $0.01 par value; 200,000,000 shares authorized; 62,568,651 shares and 62,207,603 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	626	622
Paid-in capital in excess of par value	1,179,432	1,172,807
Offering costs	(1,633)	(1,618)
Accumulated net investment income (loss), net of cumulative dividends of $245,404 and $222,254 at March 31, 2018 and December 31, 2017, respectively	4,502	2,522
Accumulated net realized gain (loss)	(43,677)	(43,548)
Accumulated net unrealized appreciation (depreciation)	(7,393)	(3,481)
Total net assets	$1,131,857	$1,127,304
NET ASSETS PER SHARE	$18.09	$18.12

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands, except per share data)
(unaudited)

	For the three month periods ended
	March 31, 2018	December 31, 2017
Investment income:
From non-controlled/non-affiliated investments:
Interest income	$39,328	$40,243
Other income	895	2,626
Total investment income from non-controlled/non-affiliated investments	40,223	42,869
From non-controlled/affiliated investments:
Interest income	379	381
Total investment income from non-controlled/affiliated investments	379	381
From controlled/affiliated investments:
Interest income	2,631	3,420
Dividend income	4,250	2,840
Total investment income from controlled/affiliated investments	6,881	6,260
Total investment income	47,483	49,510
Expenses:
Base management fees	7,222	7,473
Incentive fees	5,330	5,625
Professional fees	762	938
Administrative service fees	186	139
Interest expense	7,815	7,816
Credit facility fees	525	430
Directors’ fees and expenses	98	88
Other general and administrative	405	390
Total expenses	22,343	22,899
Net investment income (loss) before taxes	25,140	26,611
Excise tax expense	10	95
Net investment income (loss)	25,130	26,516
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments:
Net realized gain (loss) from:
Non-controlled/non-affiliated investments	(129)	(3,968)
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated	(6,044)	5,782
Non-controlled/affiliated	1,432	134
Controlled/affiliated	700	(1,481)
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(4,041)	467
Net increase (decrease) in net assets resulting from operations	$21,089	$26,983
Basic and diluted earnings per common share	$0.34	$0.44
Weighted-average shares of common stock outstanding—Basic and Diluted	62,504,465	62,143,344
Dividends declared per common share	$0.37	$0.49

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About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. Since it commenced investment operations in May 2013 through March 31, 2018, TCG BDC has invested approximately $3.8 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Harris	Elizabeth Gill
+1-212-813-4527 daniel.harris@carlyle.com	+1-202-729-5385 elizabeth.gill@carlyle.com

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